UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):  July 15, 2015

INNOVUS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52991	90-0814124
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9171 Towne Centre Drive, Suite 440, San Diego, CA 92122
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 964-5123

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Entry into a Material Definitive Agreement; Unregistered Sale of Equity; Departure of Directors or Principal; Appointment of Directors or Principal Officers

Item 1.01. Entry into a Material Definitive Agreement.

Modification of Securities Purchase Agreement

On January 21, 2015, Innovus Pharmaceuticals, Inc. (the “Company”) entered into securities purchase agreements (the “Vista Securities Purchase Agreements”) with Vista Capital Investments, LLC (“Vista”) and Lynnette Dillen (jointly, the “Investors”) whereby the Company issued and sold to the Investors promissory notes (the “Vista Notes”) in the aggregate principal face amount of $165,000 and warrants (the “Vista Warrants”) to purchase up to 750,000 shares of the Company’s Common Stock (defined below) for gross proceeds of $150,000; as more fully described in the 8-K previously filed by the Company on January 23, 2015. On July 30, 2015, the Company and Vista entered into an “Amendment to the $110,000 Promissory Note dated January 21, 2015” (the “Vista Note Amendment”), a copy of which is attached hereto as Exhibit 4.1, and amended the Vista Note to reflect the following new due dates:

- $50,000 shall be paid by Company to Holder on July 31, 2015 (which amount has been paid)
- $22,933 shall be paid by Company to Holder on September 1, 2015
- $22,933 shall be paid by Company to Holder on October 1, 2015
- $22,933 shall be paid by Company to Holder on November 1, 2015.

In consideration for the Vista Note Amendment, the Company issued 100,000 restricted shares of Common Stock to Vista.

Item 3.02. Unregistered Sales of Equity Securities

Securities Purchase Agreement

On July 15, 2015, and July 28, 2015, Innovus Pharmaceuticals Inc. (the “Company”), entered into Securities Purchase Agreements, each in the form attached hereto as Exhibit 4.2 (the “Purchase Agreement”) with one (1) accredited investor (the “Buyer”), pursuant to which the Company will receive aggregate gross proceeds up to $500,000.00 (the “Offering”) pursuant to which it sold:

(i) Notes. Two (2) Convertible Promissory Notes of the Company, each in the form attached hereto as Exhibit 4.3, each in the principal amount of $275,000.00 (each a “Note” and collectively the “Notes”) (the Notes were sold at a 10% original issue discount, and the Company received an aggregate total of $500,000.00 in funds thereunder). The Notes and accrued interest are convertible into shares of common stock, $0.001 par value per share, of the Company (the “Common Stock”) at a conversion price of $0.30 per share. The maturity date of the first Note is August 15, 2016, and the maturity date of the second Note is August 28, 2016. The Notes bear interest on the unpaid principal amount at the rate of five percent (5%) per annum from the date of issuance until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise. Notwithstanding the foregoing, upon the occurrence of an Event of Default as defined in such Note, the principal amount outstanding of each Note shall automatically double and the conversion price shall adjust as detailed in the Note.

           The Company may prepay the Notes at any time on the terms set forth in the Notes at the rate of 115% of the then outstanding balance of the Notes. Under the terms of the Notes, the Company shall not effect certain corporate and business actions during the term of the Notes, although some may be done with proper notice. Pursuant to the Purchase Agreement, with certain exceptions, the Note holder has a right of participation during the term of the Notes; additionally, the Company granted the Note holder piggy-back registration rights for the shares of Common Stock underlying the Notes.

      (ii) Issuance Shares. Pursuant to the Purchase Agreement, the Company issued 750,000 restricted shares of Common Stock to the Buyer as additional consideration for the purchase of the Notes by the Buyer (the “Issuance Shares”).

(iii) Warrant. Concurrent with the signing of the Securities Purchase Agreements, the Company issued a Common Stock Purchase Warrant to the Buyer, which allows it to purchase 500,000 shares of common stock, $0.001 par value per share, of the Company at an exercise price of $0.30. A copy of the Warrant is attached as Exhibit 4.4.

(iv) Registration Rights. In addition, a Registration Rights Agreement was signed that commits the Company to file an Initial Registration Statement within 45 calendar days day following the sale, and receipt of proceeds, of an aggregate of $500,000 of Notes to the Buyer and/or third party investors on the same terms and conditions set forth in the Purchase Agreement. A copy of the form Registration Rights Agreement is attached as Exhibit 4.5.

(v) Share Issuance Agreement. As further consideration for the purchase of the Note by the Buyer and the fact the Buyer was an early investor, the Company issue the Buyer an additional 500,000 restricted shares of Common Stock to the Buyer pursuant to the Share Issuance Agreement dated July 27, 2015 (the “Share Issuance Agreement”), a copy of which is attached as Exhibit 4.6.

The shares of Common Stock, including the shares underlying the Notes, issued in the Offering were not registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(a)(2) and Regulation D (Rule 506(b)) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering. The Buyer is an “accredited investor” as such term is defined in Regulation D promulgated under the Securities Act.

The Company agreed to use the net proceeds from the Offering for general working capital purposes. The Buyer agreed to allow the Company to raise a total of $1,500,000.00 on the same terms and conditions as the Offering.

Pursuant to the Purchase Agreement, the Company agreed to pay Garden State Securities, Inc., who acted as a placement agent for the Offering, a cash fee of 10% of the gross proceeds from the Offering and issue it that number of shares of common stock equal to 8% of the number of shares that the Notes are convertible into at the Conversion Price on an as converted basis.

The Purchase Agreement contains representations and warranties by the Company and the investors which are customary for transactions of this type such as, with respect to the Company: organization, good standing and qualification to do business; capitalization; subsidiaries, authorization and enforceability of the transaction and transaction documents; valid issuance of stock, consents being obtained or not required to consummate the transaction; litigation; compliance with securities laws; and no brokers used; and with respect to the investors: authorization, accredited investor status and investment intent.

The foregoing description of the terms of the Purchase Agreement and Notes is qualified in its entirety by reference to the provisions of the forms of the Purchase Agreement, Note, Share Issuance Agreement, and Registration Rights Agreement which are filed as Exhibits 4.1 through 4.4 to this Current Report, respectively, and are incorporated by reference herein (collectively, the “Transaction Documents”).

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such securities contain a legend stating the same; the information contained herein is merely included to disclose the terms of the transaction mentioned herein.

A copy of the press release regarding the above-described Offering is attached as Exhibit 99.1 and incorporated by reference into this Current Report on  Form 8-K.

Important Notice regarding the Transaction Documents
The Transaction Documents have been included as exhibits to this Current Report on Form 8-K to provide investors and security holders with information regarding their terms. They are not intended to provide any other financial information about the Company or its subsidiaries. The representations, warranties and covenants contained in the Transaction Documents were made only for purposes of those agreements and as of specific dates; were solely for the benefit of the parties to the Transaction Documents; may be subject to limitations agreed upon by the parties, including being qualified by disclosures made for the purposes of allocating contractual risk between the parties to the Transaction Documents instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Transaction Documents, which subsequent information may or may not be fully reflected in public disclosures by the Company.

Item 5.02. Departure of Directors or Principal; Appointment of Directors or Principal Officers

On July 28, 2015, the Board of Directors of the Company appointed Dr. Bassam Damaj, the Company’s President and Chief Executive Officer also as the Company’s Chief Accounting Officer.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

4.1	Vista Note Amendment, dated July 30, 2015
4.2	Form of Securities Purchase Agreement, dated July 15, 2015
4.3	Form of Convertible Promissory Note, dated July 15, 2015
4.4	Form of Common Stock Purchase Warrant Agreement, dated July 15, 2015
4.5	Form of Registration Rights Agreement, dated July 15, 2015
4.6	Share Issuance Agreement, dated July 27, 2015
99.1	Press Release, dated August 3, 2015

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

 INNOVUS PHARMACEUTICALS, INC.

Date: August 3, 2015	By: /s/ BASSAM DAMAJ
Bassam Damaj
President and Chief Executive Officer